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                                                            Exhibit 99

       WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP

                           DECEMBER 31, 1999

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

    1.  Statement of Cash Available for Distribution for the:


                                                                                      Year Ended           Three Months Ended
                                                                                  December 31, 1999         December 31, 1999
                                                                                -----------------------  ------------------------

        Net Income                                                              $              258,000   $               245,000

             Add:    Depreciation                                                              275,000                    52,000
                     Amortization                                                               14,000                     7,000
                     Minority interest                                                           2,000                         -
             Less:   Cash to reserves                                                         (444,000)                 (278,000)
                                                                                -----------------------  ------------------------


             Cash Available for Distribution                                    $              105,000   $                26,000
                                                                                =======================  ========================

             Distributions allocated to General Partners                        $                5,000   $                 1,000
                                                                                =======================  ========================

             Distributions allocated to Limited Partners                        $              100,000   $                25,000
                                                                                =======================  ========================


    2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1999:

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

              Entity Receiving                              Form of
                Compensation                              Compensation                                            Amount
        -----------------------------   -------------------------------------------------                 ------------------------

        General Partners                Interest in Cash Available for Distribution                        $                1,000


        WFC Realty Co., Inc.            Interest in Cash Available for Distribution                        $                    5
        (Initial Limited Partner)
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